Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE DISTRIBUTION

Contact:	Brad Pedersen CEO, President, and Director Phone: 973-602-1001

BREEZE-EASTERN REPORTS FISCAL 2013 FIRST QUARTER RESULTS

Whippany, New Jersey – August 9, 2012 – Breeze-Eastern Corporation (NYSE MKT: BZC) today reported its fiscal 2013 first quarter financial results.

•	Net sales: $14.4 million versus $18.2 million for fiscal 2012 first quarter.

•	Net income/(loss): a net loss of $(0.8) million, or $(0.09) per diluted share, versus net income of $0.6 million, or $0.06 per diluted share, for the same period last year.

•	Adjusted EBITDA, (as described under “Non-GAAP Financial Measures” in this press release): negative $(0.9) million, versus a positive $1.6 million in the first three months of fiscal 2012.

•	Debt: zero, favorable to $10.7 million a year ago.

•	Cash: $3.8 million, versus $10.5 million a year ago.

•	Net cash/(debt): net cash of $3.8 million, $4.0 million better than net debt of $(0.2) million a year ago.

•	Bookings: $14.8 million, versus $13.6 million in the fiscal 2012 first quarter. The book-to-bill ratio for the fiscal 2013 first quarter was 1.0 and was 0.7 in the fiscal 2012 first quarter.

Brad Pedersen, Chief Executive Officer and President, said, “Even though our sales were lower than the record sales in the fiscal first quarter last year, and we recorded a net loss this quarter, our financial performance and increased inventory levels were in line with our expectations. Our cash flow continued to be positive, which is a $1.8 million improvement over net cash of $2.0 million at the beginning of the fiscal first quarter. We prepaid our $10.7 million term debt in full, more than one year early. Our cash balance is now $3.8 million with no debt.”

35 Melanie Lane — Whippany — New Jersey 07981

Tel: (973) 602-1001 — Fax: (973) 739-9333 — www.breeze-eastern.com

Breeze-Eastern Corporation – August 9, 2012

Fiscal 2013 First Quarter Earnings Release

Mr. Pedersen continued, “Our net loss was due to a combination of lower sales, a product mix with reduced gross margins, and continued higher engineering costs for new product development, partly offset by lower general and administrative expenses. The lower sales and higher engineering costs were consistent with prior disclosure in our fiscal 2012 year-end press release. We remain dedicated to meeting customer commitments, and for fiscal 2013, we expect to be profitable, but well below fiscal 2012 levels.”

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The Company will conduct a conference call at 10:00 AM EDT on Thursday, August 9, 2012 with the following numbers: (866) 314-5050 or (617) 213-8051 and passcode 90537019.

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Breeze-Eastern Corporation (http://www.breeze-eastern.com) is a leading global designer and manufacturer of high performance lifting and pulling devices for military and civilian aircraft, including rescue hoists, winches and cargo hooks, and weapons-lifting systems. The Company employs approximately 180 people at its facilities in Whippany, New Jersey.

Breeze-Eastern Corporation – August 9, 2012

Fiscal 2013 First Quarter Earnings Release

Non–GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company also discloses Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, other income/expense, loss on debt extinguishment, and relocation expense). The Company presents Adjusted EBITDA because it considers it an important supplemental measure of performance. Measures similar to Adjusted EBITDA are widely used by the Company and by others in the Company’s industry to evaluate performance and valuation. The Company believes Adjusted EBITDA facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structure (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents Adjusted EBITDA because it believes it is frequently used by investors and other interested parties as a basis for evaluating performance.

Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of the limitations of Adjusted EBITDA are that (i) it does not reflect the Company’s cash expenditures for capital assets, (ii) it does not reflect the significant interest expense or cash requirements necessary to service interest or principal payments on the Company’s debt, and (iii) it does not reflect changes in, or cash requirements for, the Company’s working capital. Furthermore, other companies in the aerospace and defense industry may calculate these measures differently than the manner presented above. Accordingly, the Company focuses primarily on its GAAP results and uses Adjusted EBITDA only supplementally. A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, for the three months ended June 30, 2012 is shown in the tables below.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our future operating performance, financial results, events, trends and plans. All statements in this news release other than statements of historical facts are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties. We have attempted to identify any forward-looking statements by using words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “may,” “should” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within the forward-looking statements. Such factors include, but are not limited to competition from other companies; changes in applicable laws, rules, and regulations affecting the Company in the locations in which it conducts its business; interest rate trends; a decline or redirection of the United States government defense budget, the failure of Congress to approve a budget or continuing resolution, changes in spending allocation or the termination, postponement, or failure to fund one or more significant contracts by the United States government or other customers; changes in our sales strategy and product development plans; changes in the marketplace; developments in environmental proceedings that we are involved in; continued services of our executive management team; status of labor relations; competitive pricing pressures; market acceptance of our products under development; delays in the development of products; determination by us to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; and those specific risks disclosed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, and other filings with the Securities and Exchange Commission. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

Breeze-Eastern Corporation – August 9, 2012

Fiscal 2013 First Quarter Earnings Release

BREEZE-EASTERN CORPORATION

STATEMENTS OF CONSOLIDATED OPERATIONS

(In Thousands of Dollars Except Share Data)

	Three Months Ended
	6/30/12	6/30/11
Net sales	$14,413	$18,248
Cost of sales	8,902	10,864

Gross profit	5,511	7,384

Selling, general, and administrative expenses	3,272	3,904
Engineering expense	3,469	2,285

Operating income (loss)	(1,230)	1,195

Interest expense	173	134
Other expense-net	25	30

Income (loss) before income taxes	(1,428)	1,031

Provision (benefit) for income taxes	(600)	433

Net income (loss)	$(828)	$598

Basic earnings (loss) per share:	$(0.09)	$0.06
Diluted earnings (loss) per share:	$(0.09)	$0.06

Weighted average basic shares	9,473,000	9,445,000
Weighted average diluted shares	9,473,000	9,564,000

BALANCE SHEET INFORMATION

(In Thousands of Dollars)

	6/30/12	3/31/12

Current assets	$44,965	$56,337
Fixed assets – net	7,314	7,620
Other assets	17,545	15,894

Total assets	$69,824	$79,851

Current portion of long-term debt and short term borrowings	$—	$2,464
Other current liabilities	15,616	14,068

Total current liabilities	15,616	16,532
Long-term debt	—	8,215
Other non-current liabilities	16,630	16,952
Stockholders’ equity	37,578	38,152

Total liabilities and stockholders’ equity	$69,824	$79,851

Breeze-Eastern Corporation – August 9, 2012

Fiscal 2013 First Quarter Earnings Release

Reconciliation of Reported Income (Loss) to Adjusted EBITDA

(In Thousands of Dollars)

	Three Months Ended
	6/30/12	6/30/11
Net sales	$14,413	$18,248
Cost of sales	8,902	10,864

Gross Profit	5,511	7,384

Selling, general and administrative expenses	3,272	3,904
Engineering expense	3,469	2,285

Operating income (loss)	(1,230)	1,195

Add back: Depreciation and amortization	364	376

Adjusted EBITDA	$(866)	$1,571

Net income (loss)	$(828)	$598
Provision (benefit) for income taxes	(600)	433
Depreciation and amortization	364	376
Interest expense	173	134
Other expense-net	25	30

Adjusted EBITDA	$(866)	$1,571

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